                                    EXHIBIT 5


                                 August 21, 2003

Ferro Corporation
1000 Lakeside Avenue
Cleveland, Ohio 44114

Ladies and Gentlemen:

         We have acted as counsel for Ferro Corporation (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 3,250,000 shares of common stock of the Company, par value $1.00 per share (the "Shares"), issuable pursuant to the terms of the Company's 2003 Long-Term Incentive Compensation Plan (the "Plan").

         We have reviewed the Registration Statement and the Plan and have examined such other documents, and considered such matters of law, as we have deemed necessary or appropriate for purposes of this opinion. We have assumed the genuineness of all signatures on all documents reviewed by us, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies. We also have assumed there will be a sufficient number of authorized Shares available at the time of issuance of Shares upon the exercise of options or stock appreciation rights granted under the Plan. We have further assumed there will be a sufficient number of authorized Shares available at the time of issuance of Shares following the completion of any Performance Period, as defined in the Plan.

         Based upon the foregoing, we are of the opinion that, when issued in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations under such Act.

                                     Respectfully submitted,

                                     /s/ Squire, Sanders & Dempsey L.L.P.

                                     Squire, Sanders & Dempsey L.L.P.